UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 16, 2009

CLARK HOLDINGS INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32735	43-2089172
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

121 New York Avenue, Trenton, New Jersey		08638
(Address of Principal Executive Offices)		(Zip Code)

(609) 396-1100
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On September 16, 2009, Clark Holdings Inc. (the “Company”) and its operating subsidiaries entered into an Amendment and Forbearance Agreement, effective as of September 15, 2009, with Bank of America, N.A. (successor-in-interest to LaSalle National Bank Association, “BoA”) (“Amendment”).  Pursuant to the Amendment, as more fully described below, BoA agreed to forbear from exercising certain of its rights under, and the parties agreed to certain amendments to, that certain Credit Agreement, dated February 12, 2008, by and among the Company and its operating subsidiaries, as borrowers, various financial institutions, as lenders, and LaSalle National Bank Association (now BoA), as administrative agent (as amended previously and by the Amendment, the “Credit Agreement”).

Under the terms of the Amendment, BoA, as administrative agent and as the sole lender under the Credit Agreement, agreed to forbear from exercising its rights and remedies under the Credit Agreement arising out of certain existing and anticipated events of default for the period commencing on September 15, 2009 and ending on February 28, 2010 (or earlier upon the occurrence of, among other things, an event of default other than the existing or anticipated events of default).

The parties also agreed to certain amendments to the Credit Agreement, including, among other things, the following:

•	The lenders are not obligated to make revolving loans or issue letters of credit in excess of $2,218,000 in the aggregate.

•	The term loan maturity date and the termination date of the lenders’ commitment to make loans will be no later than February 28, 2010.

•
During the forbearance period, in lieu of the financial covenants relating to senior debt to EBITDA ratio, fixed charge coverage ratio, total debt to EBITDA ratio and tangible net worth, the Company agreed that (i) it will not permit its cumulative EBITDA to be less than a specified amount for each fiscal month from July 2009 to January 2010 (“Cumulative EBITDA Targets”) and (ii) it will not permit its fixed coverage ratio to be less than 1.25 for the fiscal quarter ending closest September 30, 2009 or less than 2.50 for the ensuing fiscal quarter.

•	The Company agreed to repay the term loan by an amount equal to 15% of the amount by which its cumulative EBITDA exceeds the Cumulative EBITDA Targets, beginning with the July 2009 fiscal month.

•
Letters of credit issued by the lenders under the Credit Agreement must be supported by a pledge to the administrative agent of a certificate of deposit or other acceptable collateral in an amount equal to the stated amount of all letters of credit.  As of the date hereof, the Company has pledged a certificate of deposit, which matures on October 1, 2010, covering all currently outstanding letters of credit.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the agreement, which is attached hereto as Exhibit 10.1.

Item 9.01.	Financial Statement and Exhibits.

(d) Exhibits:

Exhibit	Description

10.1
Amendment and Forbearance Agreement, dated as of September 15, 2009, by and among Clark Holdings Inc., The Clark Group, Inc., Clark Distribution Systems, Inc., Clark Worldwide Transportation, Inc., Highway Distribution Systems, Inc., Evergreen Express Lines, Inc. and Bank of America, N.A. (successor-in-interest to LaSalle Bank National Association).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 21, 2009

CLARK HOLDINGS INC.

By:	/s/ Stephen Spritzer
Stephen Spritzer
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

10.1
Amendment and Forbearance Agreement, dated as of September 15, 2009, by and among Clark Holdings Inc., The Clark Group, Inc., Clark Distribution Systems, Inc., Clark Worldwide Transportation, Inc., Highway Distribution Systems, Inc., Evergreen Express Lines, Inc. and Bank of America, N.A. (successor-in-interest to LaSalle Bank National Association).